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PROXY                         AVANT! CORPORATION

           SPECIAL MEETING OF STOCKHOLDERS, JANUARY 15, 1998

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              AVANT! CORPORATION

     The undersigned stockholder of Avant! Corporation, a Delaware corporation ("Avant!"), hereby constitutes and appoints Gerald C. Hsu and John P. Huyett, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Special Meeting of Stockholders of Avant! to be held at the principal executive offices of Avant! at 46871 Bayside Parkway, Fremont, California 94538, on Thursday, January 15, 1998 at 10:00 a.m. local time, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of Common Stock of Avant! held of record by the undersigned on December 10, 1997, as follows on the reverse side of this proxy.

     Said attorneys and proxies, and each of them, shall have all the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully
do by virtue hereof.   Said proxies, without hereby limiting their general
authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the meeting and all matters presented at the meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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     AVANT! CORPORATION

/ /  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

1. A proposal (the Avant! Share Issuance Proposal) to issue shares of Avant! Corporation Common Stock, $.0001 par value, in connection with the merger (the Merger) of Cardinal Merger Corporation, a California corporation and wholly owned subsidiary of Avant! Corporation (Merger Sub), with and into Technology Modeling Associates, Inc., a California corporation (TMA), whereby each share of TMA Common Stock outstanding as of the closing of the Merger will be converted into the right to receive a fraction of a share of Avant! Common Stock (the Exchange Ratio), the numerator of which is equal to $17.00 and the denominator of which is equal to the average of the per share closing prices of Avant! Common Stock as quoted on the Nasdaq National Market for the ten consecutive trading days ending three business days prior to the Effective Date of the Merger (the Average Nasdaq Per Share Price). Notwithstanding the foregoing, in the event that the Average Nasdaq Per Share Price is greater than $35.678, then the Exchange Ratio shall be 0.476484, and in the event that the Average Nasdaq Per Share Price is less than $25.678, then the Exchange Ratio shall be 0.662045. In addition, all options to purchase TMA Common Stock then outstanding under the 1996 Equity Incentive Plan, the 1995 Stock Option Plan and the 1989 Stock Option Plan of TMA will be assumed by Avant! and converted into options to purchase Avant! Common Stock.

   FOR   AGAINST  ABSTAIN
   / /     / /      / /

Each of the above-named proxies present at the Special Meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on this proxy. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Special Meeting as may properly come before the Special Meeting or any postponements or adjournments thereof. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSAL
NO. 1 AND ON ANY OTHER MATTERS TO BE VOTED UPON.

The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/
Prospectus relating to the Special Meeting.

IMPORTANT: In signing this proxy please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. EACH JOINT TENANT MUST SIGN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1

Please sign your name.

Signature: _______________ Date:  __________

Signature: _______________ Date:  __________